SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): February 6, 2003
                                                      ----------------



                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


                                    Virginia
                       (State or other jurisdiction of
                        incorporation or organization)


          001-05767                                       54-0493875
          ---------                                       ----------
         (Commission                                   (I.R.S. Employer
          File No.)                                   Identification No.)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number,including area code:

                                 (804) 527-4000

ITEM 9.  REGULATION FD DISCLOSURE

     As previously reported in the Circuit City Stores, Inc. (the Company) Quarterly Reports on Form 10-Q for the quarters ended August 31, 2002, and November 30, 2002, the Company's finance operation is conducted through First North American National Bank (FNANB), a limited purpose credit card bank that is chartered, regulated and supervised by the Office of the Comptroller of the Currency (OCC). Following a structural change in the Company's credit card receivables securitization programs that substantially reduced FNANB's capital requirements, FNANB requested that the OCC approve an approximately $350 million reduction in capital, in the form of a special dividend to the Company.

     During the third quarter of fiscal year 2003, the Company received a special dividend of approximately $130 million from FNANB in accordance with OCC capital regulations. The OCC approved the remaining capital reduction on February 6, 2003. As a result, the Company received a special dividend of approximately $220 million on February 7, 2003 in accordance with OCC capital regulations.

     The OCC's approval was conditioned upon, among other things, the agreement by the Company to provide FNANB with ongoing capital support to the extent required for FNANB to be well capitalized under the OCC's capital adequacy regulations and, under certain limited circumstances, to pledge to FNANB cash or marketable securities to secure that obligation. As of February 7, 2003, after giving effect to the approximately $220 million special dividend, FNANB would have had capital substantially in excess of the amount required for FNANB to be well capitalized under OCC regulations. Based on the OCC's current capital adequacy regulations and the current accounting rules applicable to the securitization of FNANB's credit card receivables, the Company does not expect that it will be required to contribute additional capital to FNANB or to collateralize that capital support obligation.

     This report contains "forward-looking statements," which are subject to risks and uncertainties. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-K/A for the year ended February 28, 2002, and the Company's proxy statement included in the registration statement on Form S-4 filed by CarMax, Inc. (File No. 333-85240) related to the separation of CarMax, Inc. from the Company.

                                    Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CIRCUIT CITY STORES, INC.



                                 By:/s/Philip J. Dunn
                                    ----------------------------------
                                    Philip J. Dunn
                                    Senior Vice President, Treasurer,
                                    Corporate Controller and
                                    Chief Accounting Officer



Date:    March 3, 2003